Exhibit 10.2
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made this 7th day of August, 2013, by and between ALCO CITYSIDE FEDERAL LLC, a Rhode Island limited liability company (“Landlord”) and UNITED NATURAL FOODS, INC., a Delaware corporation (“Tenant”).

R1.
Landlord currently leases to Tenant those certain premises consisting of approximately 69,855 rentable square feet of space (the “Premises”) on the first and second floors of Building 52 and the second floor of Building 51 in the Project known as the American Locomotive Works located at 317 Iron Horse Way, Providence, Rhode Island (the “Building”) pursuant to a Lease Agreement dated October 16, 2008, amended May 12, 2009, and May 10, 2011 between Landlord and Tenant (the “Lease”).

R2.
Tenant desires to lease additional space for office use consisting of approximately 1,450 rentable square feet known as the Berliet Room on a short-term basis on the first floor of Building 52 (the “Additional Premises”).

R3.	Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth below.

R4.	The “Effective Date” for purposes of this amendment shall be August 8, 2013.

AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:
1.Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
2.Premises and Additional Premises. As of the “Effective Date”, the Premises and Additional Premises shall be defined as follows:
A.Premises as defined in Section 1.1 shall mean approximately 69,855 square feet on the first and second floor of Building 52 and the second floor of Building 51, and Additional Premises shall mean approximately 1,450 rentable square feet known as the Berliet Room in Building 52.
3.Term. The term of the Lease for the Additional Premises shall be for three months, commencing on the Effective Date of this Amendment. Monthly payments of Base Rent, Additional Rent and all other charges under this Lease for the Additional Premises shall commence on the Effective Date.
4.Rent. Base Rent for the Additional Premises shall be $2,175.00 on a monthly basis. There shall be no other rent charges due and owing by the Tenant for the Additional Premises, except as set forth in Section 6 of the Lease.

5.Additional Charges. Landlord and Tenant shall agree on allocation of electrical expenses consistent with existing requirements of Premises. If monitored electrical expenses exceed 110% of this requirement, Tenant agrees to pay the difference.
6.Improvements. Prior to occupying the Premises, Tenant upon Landlord's reasonable request will submit plans for any improvements necessary to occupy as temporary office space, provided that all improvements will require approval by the Landlord and may be required to be removed at Landlord's request and Tenant's expense at the conclusion of the Term. Landlord shall have the right to reasonably limit the type, size, and location of improvements. Landlord and Tenant shall decide on a mutually acceptable window treatment to be installed by Licensee for storefront windows on the east (Lobby) and west (Courtyard) side of the space.
7.Delivery of Additional Premises. The Additional Premises shall be delivered to Tenant in broom clean condition. Tenant shall otherwise accept the Additional Premises on an “as-is” basis with no further warranties or representations from the Landlord, except that Landlord warrants that, to its knowledge, the Additional Premises are free of hazardous materials. Any improvements to the Additional Premises made by Tenant must be approved in advance by Landlord.
8.Option to Renew. Upon expiration of the above Term, Tenant shall have the option to renew this agreement for (2) periods of (30) days. Rent and additional charges for additional charges shall be as stated in 4 and 5 above.
9.Survival and Conflict. The Lease shall remain in full force and effect, fully binding on Landlord and Tenant and unmodified except as expressly provided herein. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall govern.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment on the date written first above.

LANDLORD:	ALCO CITYSIDE FEDERAL LLC, a Rhode Island limited liability company
	By:	(SEAL)
Witness	Name:
Title:

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TENANT:	UNITED NATURAL FOODS, INC. a Delaware corporation
	By:	/s/ Thomas A. Dziki (SEAL)
Witness	Name:	Thomas A. Dziki
	Title:	CHRSO

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